UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 18, 2010
LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)
Missouri
(State or Other Jurisdiction of Incorporation)

0-24293 (Commission File Number)	43-1309065 (IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri (Address of Principal Executive Offices)	63301 (Zip Code)
(636) 946-6525
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, If Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 — Entry into a Material Definitive Agreement.
On October 18, 2010, D3 Technologies Inc. (“D3”), a wholly owned subsidiary of LMI Aerospace, Inc. (the “Company”), entered into an Employment Agreement with Richard Johnson (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Johnson will be responsible for the day-to-day operations of D3. The disclosure set forth in Item 5.02 of this Form 8-K is hereby incorporated by reference.
Section 5 — Corporate Governance and Management
Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of November 1, 2010, D3 shall appoint Richard Johnson, age 60, as the President of D3. Since 1997, Mr. Johnson has held several executive and managerial positions with Gulfstream Aerospace Corporation. In 1997 he was appointed Vice President, Chief Engineer; in 2003, Vice President, Engineering; and in 2009, Vice President, Chief Scientist. During peak periods Mr. Johnson was responsible for approximately 1,050 engineers, working on new product development, sustaining engineering on existing product, and providing service engineering support for legacy products. Major programs included the G350/450, G500/550 and G650. His most recent responsibilities included directing advancements in design, materials, systems and cockpit technologies. Gulfstream Aerospace Corporation is not a parent, subsidiary or other affiliate of the Company. Mr. Johnson also has a BS in Aerospace Engineering from the University of Cincinnati.
On October 18, 2010, D3 entered into the Employment Agreement with Mr. Johnson. Pursuant to the Employment Agreement, Mr. Johnson will serve as the President of D3, commencing on November 1, 2010 (the “Start Date”) and ending on January 1, 2014. Under the terms of the Employment Agreement, Mr. Johnson will be entitled to an annual base salary of $300,000 for fiscal years 2010 and 2011, $309,000 for fiscal year 2012 and $318,000 for fiscal year 2013. A copy of the Employment Agreement is filed herein as Exhibit 10.1 and incorporated by reference herein. The description of the salient terms of the Employment Agreement set forth in this Section 5.02 does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement.
Additionally, and in connection with Mr. Johnson’s employment with D3, pursuant to the LMI Aerospace, Inc. 2005 Long-Term Incentive Compensation Plan, the Compensation Committee of the Board of Directors of the Company awarded to Mr. Johnson (a) on the Start Date that number of shares of restricted stock having an aggregate fair market value of $50,000 as of the Start Date and (b) on the one year anniversary of the Start Date that number of shares of restricted stock having an aggregate fair market value of $100,000 as of such anniversary date. These restricted shares will vest on the third anniversary of the date on which they are issued.

There are no family relationships between Mr. Johnson and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr. Johnson that would require disclosure under Item 404(a) of Regulation S-K.
Ryan Bogan, D3’s current President and Chief Executive Officer, shall continue in his capacity of Chief Executive Officer of D3. Mr. Bogan will transition the responsibility for D3’s day-to-day operations to Mr. Johnson and, as of January 1, 2011, he will take a sabbatical for approximately one year to complete his Masters of Business Administration degree. During his sabbatical, Mr. Bogan will continue to provide consultation on key policy, strategic and management decisions to Mr. Johnson. Additionally, Mr. Bogan will continue to consult with Mr. Saks and the LMI Board of Directors on matters of significant importance to D3 and LMI.
Section 7.01. Regulation FD
Item 7.01. Regulation FD Disclosure.
On October 21, 2010, the Company issued a press release (the “Press Release”) announcing the events disclosed in Items 1.01 and 5.02 above. The full text of the Press Release is attached as Exhibit 99.1 hereto and incorporated herein by reference.
The information in Item 7.01 above shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Section 9 — Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated effective as of November 1, 2010 between D3 Technologies Inc. and Richard Johnson
99.1	Press Release dated October 21, 2010

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 21, 2010

LMI AEROSPACE, INC.
By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated effective as of November 1, 2010 between D3 Technologies Inc. and Richard Johnson

99.1	Press Release dated October 21, 2010